UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2003

FIDELITY NATIONAL FINANCIAL, INC.

(Exact Name of Registrant)

Delaware	1-9396	86-0498599

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

17911 Von Karman Avenue, Suite 300, Irvine, CA	92614

(Address of principal executive officers)	(Zip Code)

(949) 622-4333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed, since last report)

Item 5. Other Events.
Item 7. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

On July 11, 2003, Fidelity National Financial, Inc. (“FNF”) announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”) by and among FNF, FNIS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FNF (“Merger Sub”), Chicago Title and Trust Company, an Illinois corporation (solely for purposes of a certain provision therein) and Fidelity National Information Solutions, Inc., a Delaware corporation (“FNIS”). Pursuant to the Merger Agreement, FNF would acquire all of the outstanding shares of FNIS not currently held by FNF or its subsidiaries through a merger between Merger Sub and FNIS, with FNIS as the surviving corporation. Pursuant to the Merger Agreement, FNIS stockholders would receive 0.830 FNF shares, subject to adjustment as provided in the Merger Agreement, in exchange for each FNIS share, plus cash for any fractional shares. The Merger Agreement, as well as the joint press release of FNF and FNIS announcing the Merger Agreement, are filed as exhibits herewith and are incorporated by reference herein.

Item 7. Financial Statement and Exhibits

(c)	Exhibits

99.1 Agreement and Plan of Merger dated July 11, 2003, by and among Fidelity National Financial, FNIS Acquisition Corp., Chicago Title and Trust Company (solely for purposes of a certain provision therein) and Fidelity National Information Solutions, Inc.

99.2 Joint Press Release of Fidelity National Financial, Inc. and Fidelity National Information Solutions, Inc. issued on July 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

By: /s/ Alan L. Stinson Alan L. Stinson, Executive Vice President and Chief Financial Officer

Dated: July 11, 2003

EXHIBIT INDEX

99.1 Agreement and Plan of Merger dated July 11, 2003, by and among Fidelity National Financial, FNIS Acquisition Corp., Chicago Title and Trust Company (solely for purposes of a certain provision therein) and Fidelity National Information Solutions, Inc.

99.2 Joint Press Release of Fidelity National Financial, Inc. and Fidelity National Information Solutions, Inc. issued on July 11, 2003.